As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

OMEROS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1663741 (I.R.S. Employer Identification Number)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices) (Zip code)

Omeros Corporation Amended and Restated Omnibus Incentive Compensation Plan

(Full title of the plan)

Gregory A. Demopulos, M.D.

President, Chief Executive Officer and

Chairman of the Board of Directors

Omeros Corporation

201 Elliott Avenue West

Seattle, Washington 98119

(Name and address of agent for service)

(206) 676-5000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This registration statement registers 10,406,236 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Omeros Corporation (“we,” “us,” “our” or “Omeros”) to be issued pursuant to the Omeros Corporation Amended and Restated Omnibus Incentive Compensation Plan, as amended and restated effective June 18, 2026. Accordingly, unless noted herein, the contents of our previous registration statements on Form S-8 filed with the United States Securities and Exchange Commission (the “SEC”) on June 21, 2017 (File No. 333-218882), June 11, 2019 (File No. 333-232071), June 16, 2021 (File No. 333-257148) and August 9, 2023 (File No. 333-273855) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC (File No. 001-34475) are hereby incorporated by reference:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

(b)	all other reports we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2025; and

(c)	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 1, 2021, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein) prior to the filing of a post-effective amendment to this Registration Statement which states that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this Registration Statement and deemed to be part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

Exhibit Number	Exhibit Title

4.1	Amended and Restated Articles of Incorporation of Omeros Corporation (incorporated by reference from Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-34475), filed on March 31, 2010).

4.2	Amended and Restated Bylaws of Omeros Corporation (incorporated by reference from Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (File No. 001-34475), filed on March 31, 2010).

4.3*	Omeros Corporation Amended and Restated Omnibus Incentive Compensation Plan (as amended and restated effective as of June 18, 2026).

4.4	Form of Stock Option Award Agreement under the Omeros Corporation Amended and Restated Omnibus Incentive Compensation Plan (incorporated by reference from Exhibit 4.4 to our Registration Statement on Form S-8 (File No. 333-218882), filed on June 21, 2017).

5.1*	Opinion of Holland & Knight LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature page to this Registration Statement).

107*	Filing Fee Table.

* Filed herewith

Item 9.	Undertakings.

The undersigned registrant hereby undertakes as set forth below.

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that clauses (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this registration statement.

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2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on August 13, 2026.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos, M.D.
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory A. Demopulos, M.D., David J. Borges and Peter B. Cancelmo, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory A. Demopulos, M.D.	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 13, 2026
Gregory A. Demopulos, M.D.

/s/ David J. Borges	Vice President, Finance, Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 13, 2026
David J. Borges

/s/ Thomas F. Bumol, Ph.D.	Director	August 13, 2026
Thomas F. Bumol, Ph.D.

/s/ Thomas J. Cable	Director	August 13, 2026
Thomas J. Cable

/s/ Peter A. Demopulos, M.D.	Director	August 13, 2026
Peter A. Demopulos, M.D.

/s/ Arnold C. Hanish	Director	August 13, 2026
Arnold C. Hanish

/s/ Leroy E. Hood, M.D., Ph.D.	Director	August 13, 2026
Leroy E. Hood, M.D., Ph.D.

/s/ Diana T. Perkinson, M.D.	Director	August 13, 2026
Diana T. Perkinson, M.D.

/s/ Rajiv Shah, M.D.	Director	August 13, 2026
Rajiv Shah, M.D.

/s/ Joseph L. Schocken	Director	August 13, 2026
Joseph L. Schocken